Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 23, 1996, except for Notes 1 and 8 which are as of December 13, 1996, which appears on page F-2 of the Registration Statement on Form S-1 (No. 333-14001).


PRICE WATERHOUSE LLP

San Jose, California
December 18, 1996